SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2019

PACCAR Inc

(Exact name of registrant as specified in its charter)

Delaware	001-14817	91-0351110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 106th Avenue NE, Bellevue, WA 98004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (425) 468-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PCAR	The NASDAQ Global Select Market LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(f). On April 29, 2019, the Compensation Committee of the Board of Directors approved the Long Term Performance Cash Awards (“LTIP Cash Awards”) for the 2016-2018 cycle under the Long Term Incentive Plan (“LTIP”) for the Named Executive Officers identified in the Company’s March 19, 2019 proxy statement (“Proxy Statement”). The total compensation for each Named Executive Officer reported in the Summary Compensation Table on page 25 of the Proxy Statement has been recalculated to include the LTIP Cash Awards as follows:

Named Executive Officer	Non-Equity Incentive Plan Compensation LTIP Cash Award	Total Compensation
R. E. Armstrong	$3,078,240	$13,007,482
H. C. Schippers	$280,622	$3,953,881
G. L. Moore	$619,465	$4,462,180
R. P. Feight	$306,200	$2,921,495
R. A. Bengston	$347,760	$2,496,719

CEO Pay Ratio Disclosure

As required by Item 402(u) of Regulation S-K, we are providing the following information:

As permitted by the SEC rules, the median employee utilized for 2018 is the same employee identified in 2017 because there have been no changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to this pay ratio disclosure. For 2018, our last completed fiscal year:

a)	the annual total compensation of PACCAR’s median employee (excluding Mr. Armstrong, our Chief Executive Officer), was $71,830;

b)	the annual total compensation of our Chief Executive Officer was $13,007,482; and

c)	the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of PACCAR’s median employee was 181 to 1.

Item 5.07.	Submission of Matters to a Vote of Security Holders

(a) The annual meeting of stockholders was held on April 30, 2019.

(b) Following is a brief description and vote count of all items voted on at the annual meeting:

Item No. 1. Election of Directors.

The following persons were elected to serve as directors with a term expiring in 2020:

Nominee	Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Nonvotes
M. C. Pigott	290,642,535	2,993,101	403,057	0
R. E. Armstrong	290,569,526	3,105,827	363,340	0
Dame Alison J. Carnwath	281,256,631	12,409,238	372,256	568
Franklin L. Feder	285,886,210	7,719,420	433,063	0
B. E. Ford	292,552,615	1,094,612	391,466	0
K. S. Hachigian	287,342,107	6,285,868	410,718	0
R. C. McGeary	277,259,734	16,330,417	447,974	568
J. M. Pigott	291,068,385	2,472,458	497,850	0
M. A. Schulz	290,250,002	3,350,674	437,449	568
G. M. E. Spierkel	285,481,646	8,033,728	523,319	0
C. R. Williamson	282,695,810	10,814,910	527,405	568

Item No. 2. Stockholder proposal to allow stockholders to act by written consent.

Item No. 2 did not receive the affirmative vote of a majority of the shares present and entitled to vote at the meeting.

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Nonvotes
98,134,144	190,871,577	5,032,404	568

(c) Not applicable.

(d) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc

Date: May 3, 2019	By:	/s/ D. S. Grandstaff
D. S. Grandstaff Vice President and General Counsel